Exhibit 10.3

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ADDENDUM 1.1

No. 012174-1NOHL-01.1

TO THE PARTNERSHIP AGREEMENT No. 012174-1NOHL-OO

This Project Addendum 1.1 (the “Project Addendum 1.1”) is made and entered into as of 1 January 2014 (the “Project Addendum 1.1 Effective Date”), by and between GenSight Biologics SA, a corporation organized under the laws of France, registered with the Lyon Trade and Company Registry under number B 751 164 757 (SIRET: 75116475700013), with its principal place of business at 74 rue du Faubourg Saint Antoine 75012 Paris, France (“GenSight”), and Genethon, a non-profit organization organized under the laws of France, with its principal place of business at 1bis, rue de l’Internationale, 91002 Evry Cedex, France (SIRET: 40218752000018) (“Genethon”), (each of GenSight and Genethon a “Party” individually and collectively the “Parties”).

BACKGROUND

WHEREAS, the Parties entered into a partnership agreement No. 012174-1 NOHL-00 on February 1, 2013 (the “Partnership Agreement”), and agreed on the specific conditions of the Leber’s Hereditary Optic Neuropathy (“LHON”) program (the “LHON Research Program”) in a first addendum dated 2 April 2013 (the “Project Addendum 1”) (the Partnership Agreement and its Project Addendum 1 are hereafter referred to as the “LHON Partnership Agreement”);

WHEREAS, the Parties agree to extend Genethon’s activities in the framework of the LHON Research Program, in particular regarding further process development, GMP manufacturing for future commercial batches covering EU and USA territories, clinical and regulatory support activities and the provision of a project development plan.

NOW THEREFORE, in consideration of the mutual covenants, conditions and undertakings herein contained, the Parties agree as follows:

1.	OBJECT OF THIS PROJECT ADDENDUM 1.1

1.1	The Parties agree to modify the conditions of the LHON Research Program relating to clinical and regulatory support as described in Exhibit 2A of the Project Addendum 1 in particular in section 4 with the conditions set forth in Exhibit 2B here-attached. The Parties agree to re-negotiate whether clinical support by Genethon will still be desired by GenSight and agreed by Genethon following the end of the period contracted for clinical support by Genethon, which is October 31, 2014, and if so the amount to be paid by GenSight regarding such continued activities.

1.2	As mentioned in section 5 of Exhibit 2A of the Project Addendum 1, the Parties agree to further develop the manufacturing process to support the later stages of clinical development and eventual commercial sales. In this context, Genethon has provided to GenSight a project development plan as attached in Exhibit 2C section B of this Project Addendum 1.1 with the amount to be paid by GenSight regarding such activities indicated in Exhibit 2C section A of this Project Addendum 1.1. Such development plan and activities are also related to a quality agreement that is under discussion between both parties for defining, establishing and documenting the responsibilities of each party involved in the contract manufacturing of LHON Research Program subject to current Good manufacturing practice (CGMP).

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.	STRATEGIC COMMITTEE

In accordance with section 3.1 of the Partnership Agreement, the Parties agree to modify the GenSight’s authorized representatives to the Strategic Committee. Said authorized representative will be (i) the “chief operating officer” or the “directeur general” (any of them referred to the “D” as mentioned in the Partnership Agreement) and (ii) one senior scientist (“SC Member”).

3.	DURATION

This Project Addendum 1.1 enters into force on the Project Addendum 1.1 Effective Date for the duration of the LHON Research Program.

4.	INTANGIBILITY OF UNMODIFIED CLAUSES

All the terms and conditions of the LHON Partnership Agreement and its Project Addendum 1 that have not been modified by, and that are not in contradiction to, this Project Addendum 1.1 shall apply. Capitalized terms used in this Project Addendum 1.1 and not otherwise defined shall have the meaning ascribed to such terms in the LHON Partnership Agreement. As of the Project Addendum 1.1 Effective Date, any reference to the Project Addendum 1.1 shall be deemed a reference to the LHON Partnership Agreement as amended by this Project Addendum 1.1.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Project Addendum 1.1.

GenSight Biologics SA	Genethon
/s/ Bernard Gilly	/s/ Frédéric Revah
Title: CEO	Title: CEO

EXHIBIT 2B

LHON Project Addendum

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[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT 2C

LHON Project Addendum Amendment

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[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

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